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                                                                    EXHIBIT 10.3

                       COLLATERAL AND GUARANTEE AGREEMENT

         COLLATERAL AND GUARANTEE AGREEMENT, dated as of June 29, 2001, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of DIEBOLD, INCORPORATED, an Ohio corporation (the "Lender"), for a Bridge Loan Agreement (the "Bridge Loan Agreement", dated June 29, 2001, between Diebold, Incorporated and GLOBAL ELECTION SYSTEMS INC., a company organized under the laws of British Columbia (the "Borrower").

                                    RECITALS

     A. The Lender and the Borrower have entered into the Bridge Loan Agreement pursuant to which the Lender has agreed to loan the Borrower up to $5,000,000 (the "Loan").

     B. In order to induce the Lender to participate in the Bridge Loan Agreement, the Guarantors have agreed to guarantee the Bridge Loan Agreement;

     C. In order to further induce the Lender to participate in the Bridge Loan Agreement, the Borrower has agreed to grant the Lender security interests in all of its assets.

     Now, therefore, in consideration of the premises each Grantor hereby agrees with the Lender, each for the ratable benefit of the Lender, as follows:

                                I. DEFINED TERMS

     1.1 Definitions.

     (a) Unless otherwise defined herein, terms defined in the Bridge Loan Agreement and used herein shall have the meanings given to them in the Bridge Loan Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

     (b) The following terms shall have the following meanings:

          "Agreement" means this Collateral and Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Approved Dealer" means, (a) in the case of any Pledged Investment that is not a U.S. Government Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934, as amended, of nationally recognized standing or an Affiliate thereof, and (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities.

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          "Approved Exchange" means, with respect to any Security (other than a debt Security for which the dominant market is the over-the-counter market) any major securities exchange (including the New York Stock Exchange, the London Stock Exchange, the Toronto Stock Exchange and the Neuer Market), NASDAQ or any other exchange or quotation system providing regularly published securities prices with respect to such Security, that is acceptable (in respect of such Security) to the Lender in its reasonable determination.

          "Borrower Obligations" means the collective reference to the unpaid principal of and interest on the Loan and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Bridge Loan Agreement after the maturity of the Loan and interest accruing at the then applicable rate provided in the Bridge Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Bridge Loan Agreement, this Agreement, the other Loan Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          "Cash Collateral" means all cash and Cash Equivalents.

          "Cash Equivalents" (i) United States dollars, (ii) Canadian dollars,
     (iii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iv) certificates of deposit and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any U.S. or Canadian commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (v) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (iii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or one of the two highest ratings from Standard & Poor's with maturities of not more than one year from the date of acquisition, and
     (vii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(vi) of this definition.

          "Collateral" has the definition specified in Section 3.

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          "Collateral Account" means any collateral account established by the
     Lender as provided in Section 6.1 or 6.4.

          "Contracts" means the contracts agreements, instruments or indentures listed in Schedule 6, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing will not be deemed to obligate such Grantor to obtain such consents); provided that the foregoing limitation will not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

          "Copyrights" means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all worldwide registrations and recordings thereof (including, without limitation, those U.S. Copyright registrations listed in Schedule 5), and
     (ii) the right to obtain all renewals thereof.

          "Copyright Licenses" means any written or oral agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit, market and sell materials derived from any Copyright, other than any agreement that prohibits such Grantor from granting a security interest in its rights thereunder as set forth in Schedule 5.

          "Data" means any information used, created or stored by a Grantor in its ordinary course of business, including, without limitation, information in binary or digital form, voice, still images, audio visual media and other forms now known or hereinafter conceived.

          "Deposit Account" has the meaning assigned to such term in the New York UCC and, in any event, includes, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

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          "Determination Date" means with respect to the Cash Collateral, the last Business Day of each week.

          "Dollars" and "$" each means in lawful currency of the United States of America.

          "Entitlement Holder" has the meaning assigned to such term in Section 8-102(a)(7) of the New York UCC.

          "Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

          "Foreign Subsidiary Voting Stock" means the voting Capital Stock of any Foreign Subsidiary.

          "General Intangibles" means all "general intangibles" as such term is defined in Section 9-106 of the New York UCC and, in any event, includes, without limitation, with respect to any Grantor, all Intellectual Property, Data and all Contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation,
     (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing will not be deemed to obligate such Grantor to obtain such consents); provided that the foregoing limitation will not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

          "Guarantor Obligations" means with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Article II) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees

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     and disbursements of counsel to the Lender that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "Guarantors" means the collective reference to each Grantor other than the Borrower.

          "Intellectual Property" means the collective reference to all rights, title, interest priorities and privileges in or relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof (including any past infringement or impairment), including the right to receive all royalties, proceeds and damages therefrom.

          "Intercompany Note" means any promissory note evidencing loans made by any Grantor to Borrower or any of its Subsidiaries.

          "Investment Property" means the collective reference to (i) all "investment property" as such term is defined in Section 9-115 of the New York UCC (other than any Foreign Subsidiary Voting Stock and Capital Stock of Borrower which in either case is excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Securities, all Pledged Investments, all Pledged Notes and all Pledged Stock.

          "Issuers" means the collective reference to each issuer of any Investment Property.

          "Market Value" means with respect to the Cash Collateral at any date, the product of (x) the Market Value Price for each unit of such Cash Collateral on such date (and, with respect to any Securities which have an amortizing principal amount, the then-current factor related thereto, if applicable) times (y) the number of units of such Cash Collateral held by the applicable Grantor.

          "Market Value Price" means, with respect to the Cash Collateral as of any date, (a) the average of the bid prices for each unit of such Cash Collateral as of the most recent Determination Date quoted by two Approved Dealers or (b) the price for each unit of such Cash Collateral as of the most recent Determination Date quoted by an Approved Pricing Service or (c) the closing price as of the most recent Determination Date for each unit of such Cash Collateral on an Approved Exchange or, if such Approved Exchange is NASDAQ, the closing bid price (or, if such Approved Exchange is closed for business on such Determination Date, then the most recent available closing price or closing bid price, as the case may be).

          "New York UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York and its domestic equivalent in any applicable state and its Canadian equivalent in each applicable province thereof;

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     where specific sections of the New York statute are referenced herein, they are deemed to include equivalent section references in each applicable state, Canadian or provincial statute.

          "Obligations" means (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          "Patents" means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "Patent License" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, market or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5, other than such agreement that prohibits such Grantor from granting a security interest in its rights thereunder as set forth in Schedule 5.

          "Pledged Investments" means, collectively, all Cash Collateral transferred to or held in a Securities Account and all Pledged Securities.

          "Pledged Notes" means all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

          "Pledged Securities" means all Securities now owned or hereafter acquired by any Grantor that are pledged under this Agreement.

          "Pledged Stock" means the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

          "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

          "Receivable" means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or

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     Chattel Paper and whether or not it has been earned by performance
     (including, without limitation, any Account).

          "Securities" means common and preferred stock, partnership units and participations, member interests in limited liability companies, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof), guarantees of indebtedness, choses in action, other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Pledged Stock or Pledged Notes.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Trademarks" means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all statutory and common-law rights related thereto, including, without limitation, any of the registrations and applications for registration referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

          "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5, other than any such agreement that prohibits such Grantor from granting a security interest in its rights thereunder as set forth in
     Schedule 5.

          "U.S. Government Securities" means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America, or an agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and consisting of conventional bills, bonds and notes.

     1.2 Other Definitional Provisions.

     (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

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     (b) The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, refer to such Grantor's Collateral or the relevant part thereof.

                                 II. GUARANTEE

     2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Lender, for the ratable benefit of the Lender and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

     (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents will in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

     (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Lender hereunder.

     (d) The guarantee contained in this Article II will remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Article II are satisfied by payment in full and the Liabilities are terminated, notwithstanding that from time to time during the term of the Bridge Loan Agreement the Borrower may be free from any Borrower Obligations.

     (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations will be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which will, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full and the Liabilities are terminated.

     2.2 Right of Contribution. Each Subsidiary hereby agrees that to the extent that a Subsidiary shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary will be entitled to seek and receive contribution from and against any other Subsidiary hereunder which has not paid its proportionate share

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of such payment. Each Subsidiary's right of contribution will be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 will in no respect limit the obligations and liabilities of any Subsidiary to the Lender, and each Subsidiary will remain liable to the Lender for the full amount guaranteed by such Subsidiary hereunder.

     2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Lender, no Guarantor will be entitled to be subrogated to any of the rights of the Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Lender for the payment of the Borrower Obligations, nor will any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Lender by the Borrower on account of the Borrower Obligations are paid in full and the Liabilities are terminated. If any amount is paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations have not been paid in full, such amount will be held by such Guarantor in trust for the Lender, segregated from other funds of such Guarantor, and will, forthwith upon receipt by such Guarantor, be turned over to the Lender in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Lender, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Lender may determine.

     2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor will remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Lender may be rescinded by the Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the Bridge Loan Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. The Lender will not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or the Guarantor Obligations or any property subject thereto.

     2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Lender upon the guarantee contained in this Article II or acceptance of the guarantee contained in this
Article II; the Borrower Obligations, and any of them, will conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance

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upon the guarantee contained in this Article II; and all dealings between the
Borrower and any of the Guarantors, on the one hand, and the Lender, on the other hand, likewise will be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Article II will be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Bridge Loan Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this
Article II, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Lender may, but will be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, will not relieve any Guarantor of any obligation or liability hereunder, and will not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against any Guarantor. For the purposes hereof "demand" includes the commencement and continuance of any legal proceedings.

     2.6 Reinstatement. The guarantee contained in this Article II will continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Lender without set-off or counterclaim in Dollars at the office of the Lender located at P.O. Box 3077, 5995 Mayfair Road, North Canton, OH 44720-8077, Attention: Treasurer.

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                        III. GRANT OF SECURITY INTEREST

     To secure the Obligations, each Grantor hereby assigns and transfers to the Lender, and hereby grants to the Lender, for the ratable benefit of the Lender, a security interest in, all of the Grantors' assets which include the following items now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

     (a) all Accounts;

     (b) all Cash Collateral;

     (c) all Chattel Paper;

     (d) all Contracts;

     (e) all Deposit Accounts;

     (f) all Documents;

     (g) all Equipment;

     (h) all General Intangibles;

     (i) all Instruments;

     (j) all Inventory;

     (k) all Investment Property;

     (l) all other property not otherwise described above;

     (m) all books and records pertaining to the Collateral; and

     (n) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                       IV. REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into the Bridge Loan Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby, jointly and severally, represents and warrants to the Lender that:

     4.1 Title; No Other Liens. Except for the security interest granted to the Lender for the benefit of the Lender pursuant to this Agreement and the other Liens

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

permitted to exist on the Collateral by the Bridge Loan Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Lender pursuant to this Agreement or as relate to Liens permitted by the Bridge Loan Agreement.

     4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute valid perfected security interests in all of the Collateral in favor of the Lender as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Bridge Loan Agreement which have priority over the Liens on the Collateral by operation of law or otherwise.

     4.3 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.3.

     4.4 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 4.4.

     4.5 Investment Property. The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

     (a) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

     (b) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (c) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and the Senior Subordinated Notes Documents.

     4.6 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender.

     (b) Except as set forth in Schedule 4.5, none of the obligors on any Receivables is a Governmental Authority.

     (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

     4.7 Contracts. (a) Except as set forth in Schedule 4.6, no consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

     (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

     (d) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in material default in the performance or observance of any of the material terms thereof.

     (e) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any material defenses, offsets, counterclaims or claims by the other parties thereto.

     (f) Such Grantor has delivered to the Lender a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

     (g) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender.

     (h) Except as set forth in Schedule 4.7, none of the parties to any Contract is a Governmental Authority.

     4.8 Intellectual Property. (a) Schedule 4.8 lists all copyrights, trademarks, patents, registrations and applications for registration of Intellectual Property owned by such Grantor in its own name on the date hereof.

     (b) Except as set forth in Schedule 4.8, on the date hereof, to the knowledge of the Grantors, all Intellectual Property is subsisting and unexpired, has not been abandoned and does not infringe the trade secrets or intellectual property rights of any other Person.

     (c) Except as set forth in Schedule 4.8, on the date hereof, none of the Intellectual Property is the subject of any written licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

     (d) To the Grantor's knowledge, no holding, decision or judgment has been rendered by any Governmental Authority which would reasonably be expected to limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

     (e) To the Grantor's knowledge, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a Material Adverse Effect on the value of any Intellectual Property.

                                  V. COVENANTS

     Each Grantor covenants and agrees with the Lender that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Liabilities shall have terminated:

     5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper, unless otherwise subject to a perfected security interest in favor of the Lender, will be immediately delivered to the Lender, duly indorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Agreement.

     5.2 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Lender and (ii) insuring such Grantor, and the Lender against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Lender.

     (b) All such insurance will (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Lender of written notice thereof,
(ii) name the Lender as insured party or loss payee, (iii) if reasonably requested by the Lender, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Lender.

     (c) The Borrower will deliver to the Lender a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower's audited annual financial statements and such supplemental reports with respect thereto as the Lender may from time to time reasonably request.

     5.3 Pledge of Stock of Guarantors. The Borrower will take all actions requested by the Lender to cause 100% of the Capital Stock of the Guarantors to be subject to a perfected security interest in favor of the Lender and to constitute Pledged Stock for all purposes hereof, including without limitation, by (a) causing all stock certificates evidencing such shares to be delivered to the Lender, duly endorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Agreement and (b) entering into an amendment to
Schedule 2 for the purpose of adding such shares to the description of the Pledged Stock on such Schedule.

     5.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor will maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in
Section 4.2 and will defend such security interest against the claims and demands of all Persons whomsoever.

     (b) Such Grantor will furnish to the Lender from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Lender may reasonably request, all in reasonable detail.

     (c) At any time and from time to time, upon the written request of the Lender, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Lender to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto on or prior to the Closing Date.

     5.5 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days prior written notice to the Lender and delivery to the Lender of (a) all additional executed financing statements and other documents reasonably requested by the Lender to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4.4 showing any additional location at which Inventory or Equipment shall be kept:

          (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 4.4;

          (ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in
     Section 4.3; or

          (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Lender in connection with this Agreement would become misleading.

     5.6 Notices. Such Grantor will advise the Lender promptly, in reasonable detail, of:

     (a) any Lien (other than security interests created hereby or Liens permitted under the Bridge Loan Agreement) on any of the Collateral which would adversely affect the ability of the Lender to exercise any of its remedies hereunder; and

     (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     5.7 Investment Property. (a) (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares included in the Pledged Investments, or otherwise in respect thereof, unless otherwise subject to a perfected security interest in favor of the Lender, such Grantor will accept the same as the agent of the Lender, hold the same in trust for the Lender and deliver the same forthwith to the Lender in the exact form received, duly indorsed by such Grantor to the Lender, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Lender so requests, signature guaranteed, to be held by the Lender, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer will be paid over to the Lender to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed will, unless otherwise subject to a perfected security interest in favor of the Lender, be delivered to the Lender to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor will, until such money or property is paid or delivered to the Lender pursuant hereto, hold such money or property in trust for the Lender, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

     (b) Without the prior written consent of the Lender, such Grantor will not
(i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to or direct the investment of, the Investment Property or Proceeds thereof so long as no Event of Default shall have occurred and be continuing, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Lender to sell, assign or transfer any of the Investment Property or Proceeds thereof.

     (c) In the case of each Grantor which is an Issuer, such Issuer agrees that
(i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Lender promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 will apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it. Each Grantor which is an Issuer will execute an Acknowledgment and Consent in the form attached hereto as Annex 2.

     5.8 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

     (b) Such Grantor will deliver to the Lender a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

     5.9 Contracts. (a) Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

     (b) Such Grantor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

     (c) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

     (d) Such Grantor will deliver to the Lender a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

     5.10 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain substantially as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law (as defined in the Bridge Loan Agreement), (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Lender, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark would reasonably be expected to become invalidated or impaired in any material way. Notwithstanding the foregoing, it is understood and agreed that nothing shall prohibit a Grantor from abandoning or failing to maintain, renew or prosecute any non-material Trademark that such Grantor determines in its reasonable business judgment to no longer be necessary or desirable in the operation of its business.

     (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent or Patent License could reasonably be expected to become forfeited, abandoned or dedicated to the public.

     (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material Copyright could reasonably be expected to become invalidated or otherwise impaired or fall into the public domain. Notwithstanding the foregoing, it is understood and agreed that nothing shall prohibit a Grantor from abandoning or failing to maintain, renew or prosecute any non-material Copyright that such Grantor determines in its reasonable business judgment to no longer be necessary or desirable in the operation of its business.

     (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property (whether owned or licensed by such Grantor) to infringe the trade secrets or intellectual property rights of any other Person.

     (e) Such Grantor will notify the Lender immediately if it knows, or reasonably should know, that any application or registration relating to any material Intellectual Property is likely to become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership or License of, or the validity of, any material Intellectual Property or such Grantor's right to use or register the same or to own and maintain the same.

     (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual

Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor will report such filing to the Lender within ten Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Lender, such Grantor will execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Lender may reasonably request to evidence Lender's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

     (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to (i) seek to register all material Copyrights (including any derivative works, upgrades or updates to any of the works that are subject of the Copyrights) and Trademarks and (ii) to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

     (h) In the event that any material Intellectual Property owned by a Grantor is infringed, misappropriated or diluted by a third party, such Grantor will (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Lender after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

     5.11 Valuation Statement. Upon the written request of the Lender, each Grantor will provide to the Lender a valuation statement setting forth the Market Value of each item of Collateral pledged by such Grantor as of the applicable Determination Date.

     5.12 Conduct of Business. Grantor shall not, (a) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to or otherwise permitted by the Loan Documents to which it is a party and (iii) obligations with respect to its Capital Stock, or (b) own, lease, manage or otherwise operate any properties or assets outside the ordinary course of business consistent with past practices.

                            VI. REMEDIAL PROVISIONS

     6.1 Certain Matters Relating to Receivables. (a) The Lender will have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor will furnish all such assistance and information as the Lender may require in connection with such test verifications. At any time and from time to time, upon the Lender's request and at the expense of the relevant Grantor, such Grantor will cause independent public accountants or others satisfactory to the Lender to furnish to the Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables provided that the number of such inspections will be limited to four times per year (unless an Event of Default shall have occurred and be continuing, in which case as often as may reasonably be desired).

     (b) The Lender hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Lender's direction and control, and the Lender may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Lender at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) will be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Lender if required, in a Collateral Account maintained under the sole dominion and control of the Lender, subject to withdrawal by the Lender for the account of the Lender only as provided in Section 6.5, and (ii) until so turned over, will be held by such Grantor in trust for the Lender, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables will be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (c) At the Lender's written request, which request will not be made more frequently than monthly so long as an Event of Default shall not have occurred and be continuing, each Grantor will deliver to the Lender all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

     6.2 Communications with Obligors; Grantors Remain Liable. (a) The Lender may at any time communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Lender's satisfaction the existence, amount and terms of any Receivables or Contracts; provided that unless an Event of Default shall have occurred and be continuing, the Lender will notify the Borrower or the applicable Grantor in writing at least five Business Days prior to exercising its rights under this Section 6.2(a).

     (b) Upon the written request of the Lender at any time after the occurrence and during the continuance of an Event of Default, each Grantor will notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Lender for the benefit of the Lender and that payments in respect thereof will be made directly to the Lender.

     (c) Anything herein to the contrary notwithstanding, each Grantor will remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Lender shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating thereto, nor will the Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     6.3 Pledged Stock; Cash Collateral. (a) Unless an Event of Default shall have occurred and be continuing and the Lender shall have given written notice to the relevant Grantor of the Lender's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor will be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes and to receive all payments made with respect to the Cash Collateral, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Bridge Loan Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that no vote will be cast or corporate right exercised or other action taken which, in the Lender's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Bridge Loan Agreement, this Agreement or any other Loan Document.

     (b) If an Event of Default shall occur and be continuing and the Lender shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Lender will have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Lender may determine, and (ii) any or all of the Investment Property will be registered in the name of the Lender or its nominee, and the Lender or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Lender of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine), all without liability except to account for property actually received by it, but the Lender will have no duty to any Grantor to exercise any such right, privilege or option and will not be responsible for any failure to do so or delay in so doing.

     (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder or the Securities Intermediary under the Securities Account Control Agreement, as the case may be, to (i) comply with any instruction received by it from the Lender in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer will be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Lender.

     6.4 Proceeds to be Turned Over To Lender. In addition to the rights of the Lender specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items will be held by such Grantor in trust for the Lender, segregated from other funds of such Grantor, and will, forthwith upon receipt by such Grantor, be turned over to the Lender in the exact form received by such Grantor (duly indorsed by such Grantor to the Lender, if required). All Proceeds received by the Lender hereunder will be held by the Lender in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Lender in a Collateral Account (or by such Grantor in trust for the Lender) will continue to be held as collateral security for all the Obligations and will not constitute payment thereof until applied as provided in Section 6.5 hereof.

     6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Lender, or, if an Event of Default shall have occurred and be continuing, at any time at the Lender's election, the Lender may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Lender may elect, and any part of such funds which the Lender elects not so to apply and deems not required as collateral security for the Obligations will be paid over from time to time by the Lender to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Liabilities shall have terminated will be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

     6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Lender, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Lender or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender will have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at such Grantor's premises or elsewhere. The Lender will apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Lender account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice will be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     6.7 Registration Rights. (a) If the Lender shall determine to exercise its right to sell any or all of the Investment Property pursuant to Section 6.6, and if in the opinion of the Lender it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act or qualified for distribution under applicable Canadian provincial securities legislation, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Lender, necessary or advisable to register or qualify the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act or applicable Canadian provincial securities legislation, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and, if necessary, the provisions of applicable Canadian provincial securities legislation. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Lender shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     (b) Each Grantor recognizes that the Lender may be unable to effect a public sale of any or all the Investment Property by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale will be deemed to have been made in a commercially reasonable manner. The Lender will be under no obligation to delay a sale of any of the Investment Property for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

     (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this
Section 6.7 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 will be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Bridge Loan Agreement.

     6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor will remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

                               VII. MISCELLANEOUS

     7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in a written instrument signed by the Borrower (on behalf of all Grantors) and the Lender.

     7.2 Notices. All notices, requests and demands to or upon the Administrative Agent, the Lender or any Grantor hereunder will be effected in the manner provided for in Section 8.7 of the Bridge Loan Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

     7.3 No Waiver by Course of Conduct; Cumulative Remedies. The Lender will not by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion will not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     7.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse the Lender for all reasonable out-of-pocket costs and expenses of every kind incurred by the Lender in the preparation, negotiation, execution and amendment of this Agreement and the other Loan Documents or in collecting against such Guarantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Lender.

     (b) Each Guarantor agrees to pay, and to save the Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     (c) Each Guarantor agrees to pay, and to save the Lender, harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, and all reasonable costs, expenses or fees (including reasonable attorneys' fees and expenses) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Grantors would be required to do so pursuant to Section 8.5 of the Bridge Loan Agreement.

     (d) The agreements in this Section 7.4 will survive repayment of the Obligations and all other amounts payable under the Bridge Loan Agreement and the other Loan Documents.

     7.5 Successors and Assigns. This Agreement will be binding upon the successors and assigns of each Grantor and will inure to the benefit of the Lender and its successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender.

     7.6 Set-Off. Each Grantor hereby irrevocably authorizes the Lender at any time and from time to time while an Event of Default pursuant to Article VII of the Bridge Loan Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Lender hereunder and claims of every nature and description of the Lender against such Grantor, in any currency, whether arising hereunder, under the Bridge Loan Agreement, any other Loan Document or otherwise, as the Lender may elect, whether or not the Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Lender will notify such Grantor promptly of any such set-off and the application made by the Lender of the proceeds thereof, provided that the failure to give such notice will not affect the validity of such set-off and application. The rights of the Lender under this Section 7.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

     7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

     7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.9 Headings Descriptive. The headings of the several Articles and Sections of this Agreement are inserted for convenience of reference only and will not in any way affect the meaning or construction of any provision of this Agreement or be taken into consideration in the interpretation thereof.

     7.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

     7.11 Delay in Enforcement; Remedies Cumulative. No delay on the part of the Lender in exercising any of its options, powers or rights, and no partial or single exercise thereof, shall constitute a waiver thereof in any other instance. The options, powers, rights and other remedies of the Lender specified herein are in addition to those otherwise created or existing at law or in equity or by statute or otherwise.

     7.12 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF

THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF NEW YORK'S GENERAL OBLIGATIONS LAW).

     7.13 Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of any Loan Document, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of any Loan Document, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     7.14 Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the New York state court located in the Borough of Manhattan, City of New York or the United States District for the Southern District of New York (as applicable, a "New York Court"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court.

     (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the New York Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction; provided that the foregoing will not apply to any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such party by a thirty party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party.

     (c) No party may move to (i) transfer any such suit, action or proceeding from the New York Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the New York Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in the New York Court for the purpose of bringing the same in another jurisdiction.

     (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant in the New York Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

     7.15 Acknowledgements. Each Grantor hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

     (b) The Lender does not have any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors and the Lender.

     7.16 Additional Grantors; Additional Guarantors. Each Subsidiary will become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in form and substance satisfactory to the Lender and its counsel.

     7.17 Releases. (a) At such time as the Loans and the other Obligations (other than contingent indemnification obligations) are paid in full and the Liabilities are terminated, the Collateral will be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Grantor hereunder will terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral will revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Lender will deliver to such Grantor any Collateral held by the Lender hereunder, and execute and deliver to such Grantor such documents as such Grantor may reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Bridge Loan Agreement, then the Lender, at the request and sole expense of such Grantor, will execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary will be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary shall be sold, transferred or otherwise disposed of in a transaction permitted by the Bridge Loan Agreement; provided that the Borrower shall have delivered to the Lender, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Bridge Loan Agreement and the other Loan Documents.

     7.18 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     7.19 Subordination to Existing Loans. Irrespective of anything contained in this Agreement or any other Loan Documents, so long as the loans outstanding on the date hereof set forth on Schedule 7.19 remain outstanding, the Lender agrees that the lien and security interest of the Lender, for the benefit of such Lender, granted under this Agreement in respect of the Collateral is expressly made subordinate and junior in priority and right of enforcement to the lien and security interests now existing and arising in the future in the Collateral securing the loans outstanding on the date hereof set forth on Schedule 7.19.

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                       DIEBOLD, INCORPORATED,
                                       as Lender


                                       By:  /s/ GREGORY T. GESWEIN
                                           -------------------------------------
                                           Name:  Gregory T. Geswein
                                           Title: Senior Vice President and
                                                  Chief Financial Officer


                                       GLOBAL ELECTION SYSTEMS INC.,
                                       as Grantor


                                       By:  /s/ LARRY ENSMINGER
                                           -------------------------------------
                                           Name:  Larry Ensminger
                                           Title: Secretary and Vice
                                                  President-Acquisitions and
                                                  Mergers


                                       GLOBAL ELECTIONS SYSTEMS, INC.,
                                       as Grantor


                                       By:  /s/ LARRY ENSMINGER
                                           -------------------------------------
                                           Name:  Larry Ensminger
                                           Title: Secretary and Vice
                                                  President-Acquisitions and
                                                  Mergers


                                       SPECTRUM PRINT & MAIL SERVICES, LTD.,
                                       as Grantor


                                       By:  /s/ LARRY ENSMINGER
                                           -------------------------------------
                                           Name:  Larry Ensminger
                                           Title: Secretary and Vice
                                                  President-Acquisitions and
                                                  Mergers